Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 23, 1998 included in International Specialty Products Inc.'s and ISP Holdings Inc.'s filings on Form 10-K for the year ended December 31, 1997.


                                ARTHUR ANDERSEN LLP


Roseland, New Jersey
August 27, 1998